Exhibit 3.1

Company No.: 273567

FOURTH AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

China Online Education Group

Incorporated on the 30th day of November, 2012

INCORPORATED IN THE CAYMAN ISLANDS

THE COMPANIES LAW (2013 Revision)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FOURTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

China Online Education Group

(As adopted by special resolution on August 31, 2015)

1.        The name of the Company is China Online Education Group.

2.                          The Registered Office of the Company shall be at the offices of NovaSage Incorporations (Cayman) Limited, Floor 4, Willow House, Cricket Square, P.O. Box 2582, Grand Cayman KY1-1103, Cayman Islands, or at such other place as the Directors may from time to time decide.

3.                          The objects for which the Company is established are unrestricted and shall include, but without limitation, the following:

(a)                                 (i)                  To carry on the business of an investment company and to act as promoters and entrepreneurs and to carry on business as financiers, capitalists, concessionaires, merchants, brokers, traders, dealers, agents, importers and exporters and to undertake and carry on and execute all kinds of investment, financial, commercial, mercantile, trading and other operations.

(ii)               To carry on whether as principals, agents or otherwise howsoever the business of realtors, developers, consultants, estate agents or managers, builders, contractors, engineers, manufacturers, dealers in or vendors of all types of property including services.

(b)                                 To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

(c)                               To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licenses, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds.

(d)                              To subscribe for, conditionally or unconditionally, to underwrite issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute, form or organize any company syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient.

(e)                               To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or affiliated to the Company

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in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method and whether or not the Company shall receive valuable consideration thereof.

(f)                                To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors or the Company likely to be profitable to the Company.

In the interpretation of this Memorandum of Association in general and of this Clause 3 in particular no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this clause or elsewhere in this Memorandum of Association, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

4.                       Except as prohibited or limited by the Companies Law (2013 Revision) (as amended or modified from time to time), the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things, viz: to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid PROVIDED THAT the Company shall only carry on the businesses for which a license is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

5.                       The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

6.                       The share capital of the Company is US$50,000 divided into (i) 329,071,361 Ordinary Shares of par value of US$0.0001 each, (ii) 30,000,000 convertible Series A Preferred Shares of par value of US$0.0001 each, (iii) 48,233,710 convertible Series B Preferred Shares of par value of US$0.0001 each, (iv) 71,200,613 convertible Series C Preferred Shares of par value of US$0.0001 and (v) 21,494,316 convertible Series D Preferred Shares of par value of US$0.0001 each, all of which with power for the Company insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (2013 Revision) (as amended or modified from time to time) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special

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privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

7.                       If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Companies Law (2013 Revision) (as amended or modified from time to time) and, subject to the provisions of the Companies Law (2013 Revision) (as amended or modified from time to time) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

8.                       The Company may amend its Memorandum of Association by a Special Resolution of Members in accordance with the relevant provisions of the Articles of Association.

9.                       Capitalized terms that are not defined herein shall bear the same meanings as those given in the Articles of Association of the Company.

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THE COMPANIES LAW (2013 Revision)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FORTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

China Online Education Group

(As adopted by special resolution on August 31, 2015)

1.                                      In these Articles Table A in the Schedule to the Statute does not apply and, unless there be something in the subject or context inconsistent therewith,

“Additional Ordinary Share”	shall bear the meaning as ascribed to it in Article 17(e).

“Affiliate”

means: (i) as to any individual, his spouse, child, brother, sister, parent, trustee of any trust in which such individual or any of his immediate family members is a beneficiary or a discretionary object, or any entity or company Controlled by any of the aforesaid persons; and (ii) as to any Person not an individual, any Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person, including, without limitation any member, general partner, officer or director of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person. Notwithstanding the foregoing, the parties acknowledge and agree that (a) the name “Sequoia Capital” is commonly used to describe a variety of entities (collectively, the “Sequoia Entities”) that are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and securities trading and (b) notwithstanding any other provision of these Articles to the contrary, these Articles shall not be binding on, or restrict the activities of, any (i) Sequoia Entity outside of the Sequoia China Sector Group or (ii) entity primarily engaged in investment and trading in the secondary securities market. For purposes of the foregoing, the “Sequoia China Sector Group” means all Sequoia Entities (whether currently existing or formed in the future) that are principally focused on companies located in, or with connections to, the People’s Republic of China.

“Articles”	means these Articles of Association as originally adopted or as from time to time altered by Special Resolution.

“as adjusted”	means as appropriately adjusted for any subsequent bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangement.

“Auditors”

means the Persons for the time being performing the duties of auditors of the Company, which shall be one of the “big-4” accounting firms or other accounting firm with international recognition and acceptable to all Investor Directors.

“Board of Directors” or “Board”	means the board of directors of the Company.

“business day”	means a day, excluding Saturdays, Sundays and legal holidays, on which banks in Hong Kong are required to open for business throughout their normal business hours.

“Chairman”	means the chairman of the Board of Directors, or the chairman temporarily appointed at each of the general meeting of Members.

“Company”	means China Online Education Group, an exempted company organized and existing under the laws of the Cayman Islands.

“Control” or “Controlled”

means the possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee, executor, agent or otherwise. For the purpose of this definition, a Person shall be deemed to Control another Person if such first Person, directly or indirectly, owns or holds more than 50% of the voting equity interests in such other Person.

“Cooperation Documents”	has the meaning ascribed to it in the Shareholders’ Agreement.

“Conversion Price”

means, with respect to the Series A Preferred Shares, the Series A Conversion Price, with respect to the Series B Preferred Shares, the Series B Conversion Price, with respect to the Series C Preferred Shares, the Series C Conversion Price and with respect to the Series D Preferred Shares, the Series D Conversion Price, collectively, the “Conversion Prices”.

“debenture”	means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Directors”	means the members of the Board of Directors of the Company.

“Dispose”

means to make or to effect any sale, assignment, exchange, transfer, or to grant any option, right of first refusal or other right or interest whatsoever or to enter into agreement for any of the same and the expression “Disposal” shall be construed accordingly.

“Encumbrance”

means any mortgage, charge, pledge, lien (otherwise than arising by statute or operation of law), hypothecation, equities, adverse claims, or other encumbrance, priority or security interest, over or in any property, assets or rights of whatsoever nature or interest or any agreement for any off the same.

“Equity Securities”	means any Ordinary Shares or Ordinary Share Equivalents of the Company.

“ESOP”

means any stock option plan or equity incentive plan in relation to the grant or issue of shares, stock options or any other securities to its employees, officers, directors, consultants and/or other eligible persons from time to time adopted by the Company by the written resolutions of the Board of Directors dated September 16, 2013, as amended from time to time.

“Founders”	means collectively, HUANG Jiajia, whose PRC ID number is 320623198512176631, and SHU Ting, whose PRC ID number is 360702198602110645.

“Founder Entities”	means collectively, Dasheng Global Limited and Dasheng Online Limited, and each a “Founder Entity”.

“GAAP”	means the generally accepted accounting principles in any jurisdiction in effect satisfactory to the Majority Preferred Holders from time to time.

“Group Companies”

means the (i) Company, (ii) China Online Education (HK) Limited, a company organized under the laws of Hong Kong, (iii) 51 Talk English International Limited, a company organized under the laws of Hong Kong, (iv) 51Talk English Philippines Corporation, an export market enterprise organized and existing under the laws of the Philippines, (v) China Online Innovations Inc., an enterprise organized and existing under the laws of the Philippines, (vi) Beijing Dasheng Online Technology Co., Ltd. (北京大生在线科技有限公司), a wholly foreign-owned enterprise organized and existing under the Laws of the PRC, (vii) Beijing Dasheng Zhixing Technology Co., Ltd. (北京大生知行科技有限公司), a limited liability company organized and existing under the Laws of the PRC, and (vi) their respective Subsidiaries from time to time (with each of such Group Companies being referred to as a “Group Company”).

“IFRS”	means the International Financial Reporting Standards prepared by the International Accounting Standards Board, as amended from time to time.

“Liquidation Event”

means (A) any liquidation, winding up or dissolution of the Company; (B) a sale, lease, transfer, exclusive license or other Disposal, in a single transaction or series of related transactions, by the Group Companies of all or substantially all of the assets and/or intellectual property of the Group Companies, taken as a whole; (C) a sale, transfer or other disposition of a majority of the issued and outstanding share capital of any Group Company or a majority of the voting power of such Group Company; or (D) a merger, consolidation, amalgamation or acquisition of the Company by a third party, or any other corporate reorganization or scheme of arrangement, in which the Members of any Group Company immediately before such transaction own less than fifty percent (50%) of the voting power of such Group Company, the surviving entity or the entity controlling the surviving entity immediately after such transaction (excluding any transaction effected solely for tax purposes or to change the Company’s domicile).

“Majority A Holders”	means the holder(s) of a majority of the Series A Preferred Shares then outstanding.

“Majority B Holders”	means the holder(s) of a majority of the Series B Preferred Shares then outstanding.

“Majority C Holders”	means the holder(s) of a majority of the Series C Preferred Shares then outstanding.

“Majority D Holders”	means the holder(s) of a majority of the Series D Preferred Shares then outstanding.

“Majority Preferred Holders”	means the Majority A Holders, the Majority B Holders, the Majority C Holders and the Majority D Holders.

“Main Business”	the main business operated by the Group Companies, including on-line English training.

“Member”	shall bear the meaning as ascribed to it in the Statute.

“Memorandum”	means the memorandum of association of the Company in force and effect, as amended and restated from time to time.

“month”	means calendar month.

“Ordinary Share”	means the ordinary shares in the capital of the Company with a par value of US$0.0001per share.

“Ordinary Share Equivalents”

means any rights, options, or warrants to purchase or exercisable for Ordinary Shares (the “Options”), or any evidence of indebtedness, or securities of any type whatsoever that are, or may become, convertible into, exchangeable for or exercisable for the said equity securities (the “Convertible Securities”), including, without limitation, the Preferred Shares.

“ordinary resolution”

a resolution of Members passed either (i) as a written resolution signed by all Members of the Company, or (ii) at a meeting by Members holding not less than two thirds (2/3) of all the issued and outstanding shares of the Company, calculated on a fully converted basis, subject to Articles 74 and 75.

“paid-up”	means paid-up and/or credited as paid-up.

“Person” or “person”	means any natural person, firm, partnership, association, corporation, company, trust, public body or government or other entity of any kind or nature.

“Preferred Shares”	means the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares, and “Preferred Share” shall mean any of them.

“Qualified IPO”

means an initial public offering of the Ordinary Shares of the Company in the United States of America pursuant to an effective registration under the Securities Act of 1933 of the United States of America (including any amendments and any similar federal statute and rules and regulations of commission thereunder) or on a reputable stock exchange in Tokyo, London, Hong Kong, Singapore or other jurisdictions acceptable to the Majority Preferred Holders, with a pre-IPO valuation of the Company of not less than US$500,000,000 (before deduction of underwriting commissions and expenses).

“Redemption Date”

means, with respect to the Series A Preferred Shares, the Series A Redemption Date, with respect to the Series B Preferred Shares, the Series B Redemption Date, with respect to the Series C Preferred Shares, the Series C Redemption Date, and with respect to the Series D Preferred Shares, the Series D Redemption Date, and collectively, the “Redemption Dates”.

“Redemption Price”

means with respect to the Series A Preferred Shares, the Series A Redemption Price, with respect to the Series B Preferred Shares, the Series B Redemption Price, with respect to the Series C Preferred Shares, the Series C Redemption Price, and with respect to the Series D Preferred Shares, the Series D Redemption Price, and collectively, the “Redemption Prices”.

“Redemption Start Date”

means, with respect to the Series A Preferred Shares, the Series A Redemption Start Date, with respect to the Series B Preferred Shares, the Series B Redemption Start Date, with respect to the Series C Preferred Shares, the Series C Redemption Start Date, and with respect to the Series D Preferred Shares, the Series D Redemption Start Date, and collectively, the “Redemption Start Date”.

“registered office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Secretary”	includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Securities”

means any shares, stocks, debentures, funds, bonds, notes or any rights, warrants, options or interests in respect of any of the foregoing or any other derivatives or instruments having similar economic effect.

“Senior Managers”	means Vice Presidents and above positions of the Group Companies.

“Sequoia”	means collectively, SCC Growth I Holdco A, Ltd. and/or SCC Venture V Holdco I, Ltd., including their respective successor(s) and/or assign(s).

“Series A Conversion Price”	shall bear the meaning as ascribed to it in Article 16(a).

“Series A Preference Amount”	shall bear the meaning as ascribed to it in Article 138.

“Series A Preferred Shares”	means the convertible series A preferred shares in the capital of the Company with par value of US$0.0001 per share having the rights set out in these Articles.

“Series A Purchase Price”	means original purchase price of the Series A Preferred Shares, i.e., US$0.0667 per Series A Preferred Share.

“Series B Conversion Price”	shall bear the meaning as ascribed to it in Article 16(a).

“Series B Preference Amount”	shall bear the meaning as ascribed to it in Article 138.

“Series B Preferred Shares”	means the convertible series B preferred shares in the capital of the Company with par value of US$0.0001 per share having the rights set out in these Articles.

“Series B Purchase Price”	means US$0.1807 per Series B Preferred Share.

“Series C Conversion Price”	shall bear the meaning as ascribed to it in Article 16(a).

“Series C Issue Date”	means the date on which the Series C Preferred Shares was first issued.

“Series C Preference Amount”	shall bear the meaning as ascribed to it in Article 138.

“Series C Preferred Shares”	means the convertible series C preferred shares in the capital of the Company with par value of US$0.0001 per share having the rights set out in these Articles.

“Series C Purchase Price”	means US$0.4416 per Series C Preferred Share.

“Series D Conversion Price”	shall bear the meaning as ascribed to it in Article 16(a).

“Series D Issue Date”	means the date on which the Series D Preferred Shares was first issued.

“Series D Preference Amount”	shall bear the meaning as ascribed to it in Article 138.

“Series D Preferred Shares”	means the convertible series D preferred shares in the capital of the Company with par value of US$0.0001 per share having the rights set out in these Articles.

“Series D Purchase Price”	means US$[0.930] per Series D Preferred Share.

“Series D Purchase Agreement”

means the means the share subscription agreement dated August 29, 2015 by and among the Group Companies, the Founders, the Founder Entity, and certain other parties thereto with respect to the sales and purchase of Series D Preferred Shares.

“share”	means any of the Ordinary Shares and the Preferred Shares including a fraction of a share.

“Shareholders’ Agreement”	means the Third Amended and Restated Shareholders’ Agreement dated August 31, 2015 by and among, inter alia, the holders of Ordinary Shares, the holders of Preferred Shares and the Company.

“Special Resolution”

means in accordance with the Statute and these Articles: (i) a Members’ resolution passed by Members who hold, in the aggregate, at least two-thirds (2/3) of the issued and outstanding shares of the Company, calculated on an as converted basis, and who, being entitled to do so, vote in Person or, where proxies are allowed, by proxy, or, in the case of corporations, by their duly authorized representatives, at a general meeting of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given, or (ii) a unanimous written resolution of all Members entitled to vote and expressed to be a special resolution, subject to Article 74 and Article 75.

“Share Restriction Agreement”	means the third amended and restated share restriction agreement dated August 31, 2015, by and among the Company, the Founders and certain other parties thereto.

“Statute”	means the Companies Law of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in force.

“Subsidiary” or “subsidiary”	means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than fifty percent

(50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with IFRS or GAAP, or (iii) any Person with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary.

“Transaction Documents”	means, collectively, the Series D Purchase Agreement, the Shareholders Agreement, theses Articles and the Share Restriction Agreement.

“written” and “in writing”	include all modes of representing or reproducing words in visible form.

“YY”	means collectively, Duowan Entertainment Corp. and/or Engage Capital Partners I, L.P., including their respective successor(s) and/or assign(s).

Words importing the singular number also include the plural number and vice versa.

Words importing the masculine gender also include the feminine gender.

Words importing persons also include corporations.

Capitalized words not otherwise defined herein shall have the meanings ascribed to them in the Shareholders’ Agreement.

2.                                      The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

3.                                      The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.                                      Certificates representing shares of the Company shall be in such form as shall be determined by the Directors.  Such certificates may be under Seal.  Share certificates shall be signed by one or more Directors or other persons authorized by the Directors.  The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.  All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company.  All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled.  The Directors may authorize certificates to be issued with the seal and authorized signature(s) affixed by some method or system of mechanical process.

Each certificate representing the shares shall bear legends substantially in the following form (in addition to any legend required under the laws of the Cayman Islands):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO

CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A SHAREHOLDERS’ AGREEMENT DATED AS OF [ ], 2015 AS MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON REQUEST TO THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

5.                                      Notwithstanding Article 4 of these Articles, if a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of one dollar (US$1.00) or such less sum and on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

ISSUE OF SHARES

6.                                      Subject to the provisions, if any, in the Memorandum, and these Articles and to any direction that may be given by the Company in a general meeting, the rights of first offer of the relevant Member(s) under the Shareholders’ Agreement, and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper PROVIDED ALWAYS that, notwithstanding any provision to the contrary contained in these Articles, the Company shall be precluded from issuing bearer shares, bearer warrants, bearer coupons or bearer certificates.

7.                                      The Company shall maintain a register of its Members and every person whose name is entered as a Member in the register of Members shall be entitled without payment to receive within two (2) months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of fifty cents (US$0.50) for every certificate after the first or such less sum as the Directors shall from time to time determine provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.

TRANSFER OF SHARES

8.                                      The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.  Any sale, assigning or other transfer or disposal of shares shall be made in accordance to the Shareholders’ Agreement, the Share Restriction Agreement and the Articles.

9.                                      The Directors may not decline to register any transfer of shares unless such registration of transfer would be contrary to any provisions in the Memorandum, any provisions of these Articles, the Statute, or any other agreement binding on the Company (including the Shareholders’ Agreement and the Share Restriction Agreement), or such refusal to register the transfer is with reasonable cause.  If the Directors refuse to register a transfer, they shall notify the transferee of such refusal within five (5) business days after receipt of a request for such transfer, providing a detailed explanation of the reason therefore.

10.                               The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than forty-five (45) days in any year.

REDEMPTION AND PURCHASE OF SHARES

11.                   (a) Subject to the provisions of the Statute, these Articles, the Memorandum, the Shareholders’ Agreement and the Share Restriction Agreement, shares may be issued on the terms that they are, or at the option of the Company, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Ordinary Resolution determine.

(b)   Subject to the provisions of the Statute, these Articles, the Memorandum, the Shareholders’ Agreement and the Share Restriction Agreement, the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorized by the Company in general meeting by a Special Resolution and may make payment therefor in any manner authorized by the Statute, including out of capital.

11A.   (a)    Notwithstanding Article 11(b), at any time on or after the earlier to occur of (i) sixty (60) months of the Series C Issue Date, and (ii) any material breach by any Group Company or any Founder or Founder Entity of the Transaction Documents (such earlier date, the “Series D Redemption Start Date”), and subject to the Statute, at the option of a holder of the Series D Preferred Shares, the Company shall redeem all or any of the issued and outstanding Series D Preferred Shares held by the requesting holder out of funds legally available therefor including capital, at a redemption price (the “Series D Redemption Price”) per Series D Preferred Share equal to the greater of (i) Series D Purchase Price, plus all declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers; and (ii) the fair market value of such Series D Preferred Share, the valuation of which shall be determined through an independent appraisal performed by a reputable appraisal firm mutually agreed upon by the Majority D Holders (voting as a separate class and on an as-converted basis) and the Company; provided that such valuation shall not take into account any liquidity or minority interest discounts.

(b)   Notwithstanding Article 11(b), at any time on or after sixty (60) months of the Series C Issue Date or when any other series of Preferred Shares becomes redeemable, whichever is earlier (the “Series C Redemption Start Date”), and subject to the Statute, at the option of a holder of the Series C Preferred Shares, the Company shall redeem all of the issued and outstanding Series C Preferred Shares held by the requesting holder out of funds legally available therefor including capital, at a redemption price (the “Series C Redemption Price”) per Series C Preferred Share equal to the greater of (i) Series C Purchase Price, plus all declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers; and (ii) the fair market value of such Series C Preferred Share, the valuation of which shall be determined through an independent appraisal performed by a reputable appraisal firm mutually agreed upon by the Majority C Holders (voting as a separate class and on an as-converted basis) and the Company; provided that such valuation shall not take into account any liquidity or minority interest discounts.

(c)    Notwithstanding Article 11(b), at any time on or after sixty (60) months of the Series C Issue Date (the “Series B Redemption Start Date”), and subject to the Statute, at the option of a holder of the Series B Preferred Shares, the Company shall redeem all of the issued and outstanding Series B Preferred Shares held by the requesting holder out of funds legally available therefor including capital, at a redemption price (the “Series B Redemption Price”) per Series B Preferred Share equal to the greater of (i) Series B Purchase Price, plus all declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers; and (ii) the fair market value of such Series B Preferred Share, being no less than par, the valuation of which shall be determined through an independent appraisal performed by a reputable appraisal firm mutually agreed upon by the Majority B Holders (voting as a separate class and on an as-converted basis) and the Company; provided that such valuation shall not take into account any liquidity or minority interest discounts.

(d)   Notwithstanding Article 11(b), at any time on or after the  sixty (60) months of the Series C Issue Date (the “Series A Redemption Start Date”, collectively with the Series B Redemption Start

Date, Series C Redemption Start Date and Series D Redemption Start Date, the “Redemption Start Date”), and subject to the Statute, at the option of a holder of the Series A Preferred Shares, the Company shall redeem all of the issued and outstanding Series A Preferred Shares held by the requesting holder out of funds legally available therefor including capital, at a redemption price (the “Series A Redemption Price”, collectively with the Series B Redemption Price, Series C Redemption Price and Series D Redemption Price, the “Redemption Price”) per Series A Preferred Share equal to the greater of (i) Series A Purchase Price, plus all declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers; and (ii) the fair market value of such Series A Preferred Share, the valuation of which shall be determined through an independent appraisal performed by a reputable appraisal firm mutually agreed upon by the Majority A Holders (voting as a separate class and on an as-converted basis) and the Company; provided that such valuation shall not take into account any liquidity or minority interest discounts.

(e)    A notice of redemption (the “Redemption Notice”) by the holders of the applicable Preferred Shares to be redeemed (as the case may be) shall be given by hand or by mail to the registered office of the Company at any time on or after the date falling thirty (30) days before the applicable Redemption Start Date, stating the date on or after such applicable Redemption Start Date on which the Series A Preferred Shares are to be redeemed (the “Series A Redemption Date”) or on which the Series B Preferred Shares are to be redeemed (the “Series B Redemption Date”) or on which the Series C Preferred Shares are to be redeemed (the “Series C Redemption Date”) or on which the Series D Preferred Shares are to be redeemed (the “Series D Redemption Date”, together with the Series A Redemption Date, Series B Redemption Date and Series C Redemption Start Date,  collectively, the “Redemption Dates”), PROVIDED, HOWEVER, that no Redemption Date shall be earlier than the applicable Redemption Start Date or the date thirty (30) days after Redemption Notice for such redemption is given, whichever is later. Upon receipt of any such request, the Company shall promptly give written notice of the redemption request to each non-requesting holder of record of such class of Preferred Shares stating the existence of such request, the applicable Redemption Price, the applicable Redemption Date and the mechanics of redemption.

(f)     If on the applicable Redemption Date, the number of Preferred Shares that may then be legally redeemed by the Company is less than the number of all the Preferred Shares to be redeemed, then, (i) the funds of the Company legally available for redemption shall first be used to redeem the Series D Preferred Shares from each holder thereof requesting for redemption in proportion to their respective number of Series D Preferred Shares to be redeemed, (ii) the remaining funds, if any, shall be used to redeem the Series C Preferred Shares from each holder thereof requesting for redemption in proportion to their respective number of Series C Preferred Shares to be redeemed, (iii) the remaining funds, if any, shall be used to redeem the Series B Preferred Shares from each holder thereof requesting for redemption in proportion to their respective number of Series B Preferred Shares to be redeemed, and (iv) the remaining funds, if any, shall be used to redeem the Series A Preferred Shares from each holder thereof requesting for redemption in proportion to their respective number of Series A Preferred Shares to be redeemed.  The remaining Preferred Shares to be redeemed shall be carried forward and redeemed as soon as the Company has legally available funds to do so.

(g)    Before any holder of Preferred Shares shall be entitled for redemption under the provisions of this Article 11A, such holder shall surrender his/her/its certificate or certificates representing such Preferred Shares to be redeemed to the Company in the manner and at the place designated by the Company for that purpose, and thereupon the applicable Redemption Price shall be payable to the order of the person whose name appears on such certificate or certificates as the owner of such shares and each such certificate shall be cancelled and the Company shall update its register of members accordingly. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed shares. Unless there has been a default in payment of the applicable Redemption Price, upon cancellation of the certificate representing such Preferred Shares to be redeemed, all dividends on such Preferred Shares designated for redemption on the applicable Redemption Date shall cease to accrue and all rights of the holders thereof, except the right to receive the applicable Redemption Price thereof

(including all accrued and unpaid dividend up to the applicable Redemption Date), without interest, shall cease and terminate and such Preferred Shares shall cease to be issued shares of the Company.

(h)   If the Company fails (for whatever reason) to redeem any Preferred Shares on its due date for redemption then, as from such date until the date on which the same are redeemed the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

(i)       To the extent permitted by law and the Articles, the Company shall procure that the profits of each Subsidiary of the Company for the time being available for distribution shall be paid to it by way of dividend or in any other manner if and to the extent that, but for such payment, the Company would not itself otherwise have sufficient profits available for distribution to make any redemption of Preferred Shares required to be made pursuant to this Article.

(j)  The rights of the holders of Series D Preferred Shares under this Article 11A shall be pari passu and pro rata based on the respective total numbers of Series D Preferred Shares held by such participating holders (calculated on an as-converted basis).  The rights of the holders of Series C Preferred Shares under this Article 11A shall be pari passu and pro rata based on the respective total numbers of Series C Preferred Shares held by such participating holders (calculated on an as-converted basis).  The rights of the holders of Series B Preferred Shares under this Article 11A shall be pari passu and pro rata based on the respective total numbers of Series B Preferred Shares held by such participating holders (calculated on an as-converted basis).  The rights of the holders of Series A Preferred Shares under this Article 11A shall be pari passu and pro rata based on the respective total numbers of Series A Preferred Shares held by such participating holders (calculated on an as-converted basis).

(k) Notwithstanding anything to contrary in this Article 11A, if on the Series D Redemption Date, Series C Redemption Date, Series B Redemption Date, or the Series A Redemption Date, as the case may be, the number of Series D Preferred Shares, the number of Series C Preferred Shares, the number of Series B Preferred Shares, or the number of Series A Preferred Shares, as the case may be, that may then be legally redeemed by the Company is less than the number of all Series D Preferred Share, the number of all Series C Preferred Share, the number of all Series B Preferred Shares, or the number of all Series A Preferred Shares to be redeemed, as the case may be, at the written request and approval of the Majority D Holders, the Majority C Holders, the Majority B Holders, or the Majority A Holders, as the case may be, the Company shall, and all the shareholders of the Company (including the holders of the Preferred Shares and Ordinary Shares) shall vote for or otherwise cause the Company to, dissolve and liquidate the Company pursuant to Article 138.

VARIATION OF RIGHTS OF SHARES

12.                     Subject to the Shareholders’ Agreement, if at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or series or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class or series.

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class or series of shares except that the necessary quorum shall be one person holding or representing by proxy at least half of the issued shares of the class or series and that any holder of shares of the class or series present in person or by proxy may demand a poll.

13.                   The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

14.                   The Company may in so far as the Statute from time to time permits and with the consents of the Majority Preferred Holders, (i) pay a commercially reasonable commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company.  Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other and (ii) pay, on any issue of shares, such brokerage fee as may be lawful and commercially reasonable.

NON-RECOGNITION OF TRUSTS

15.                   No person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

CONVERSION OF PREFERRED SHARES

16.                   The holders of Preferred Shares shall have the conversion rights as follows:

(a)    Right to Convert.

(A)                               Each Series A Preferred Share shall be convertible, at the option of the holder of such Series A Preferred Share, at any time after the date of issuance of such Series A Preferred Share, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing Series A Purchase Price by the conversion price applicable to such Series A Preferred Share (the “Series A Conversion Price”), being no less than par value per share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.  The initial Series A Conversion Price shall initially equal to the Series A Purchase Price, and shall be adjusted from time to time as provided below.  For the avoidance of doubt, the initial conversion ratio for Series A Preferred Shares to Ordinary Shares shall be 1:1.

(B)                               Each Series B Preferred Share shall be convertible, at the option of the holder of such Series B Preferred Share, at any time after the date of issuance of such Series B Preferred Share, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing Series B Purchase Price by the conversion price applicable to such Series B Preferred Share (the “Series B Conversion Price”), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.  The initial Series B Conversion Price shall initially equal to the Series B Purchase Price, and shall be adjusted from time to time as provided below.  For the avoidance of doubt, the initial conversion ratio for Series B Preferred Shares to Ordinary Shares shall be 1:1.

(C)                               Each Series C Preferred Share shall be convertible, at the option of the holder of such Series C Preferred Share, at any time after the date of issuance of such Series C Preferred Share, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing Series C Purchase Price by the conversion price applicable to such Series C Preferred Share (the “Series C Conversion Price”), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.  The initial Series C Conversion Price shall initially equal to the Series C Purchase Price, and shall be adjusted from time to time as provided below.  For the avoidance of doubt, the initial conversion ratio for Series C Preferred Shares to Ordinary Shares shall be 1:1.

(D)                               Each Series D Preferred Share shall be convertible, at the option of the holder of such Series D Preferred Share, at any time after the date of issuance of such Series D Preferred Share, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing Series D Purchase Price by the conversion price applicable to such Series D Preferred Share (the “Series D Conversion Price”), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.  The initial Series D Conversion Price shall initially equal to the Series D Purchase Price, and shall be adjusted from time to time as provided below.  For the avoidance of doubt, the initial conversion ratio for Series D Preferred Shares to Ordinary Shares shall be 1:1.

(b)         Automatic Conversion.  Without any action being required by the holder of such share and whether or not the certificates representing such share are surrendered to the Company or its transfer agent, each Preferred Share shall automatically be converted into Ordinary Shares at the then effective applicable Conversion Price upon (i) the closing of a Qualified IPO, or (ii) the written consents of the Majority A Holders (on an as-if-converted basis) with respect to the conversion of the Series A Preferred Shares, the written consents of Majority B Holders (on an as-if-converted basis) with respect to the conversion of the Series B Preferred Shares, the written consents of the Majority C Holders (on an as-if-converted basis) with respect to the conversion of the Series C Preferred Shares or the written consents of the Majority D Holders (on an as-if-converted basis) with respect to the conversion of the Series D Preferred Shares (each of the conversions effected pursuant to this Article 16(b), a “Automatic Conversion”, collectively, the “Automatic Conversions”).

On and after the date of any Automatic Conversion, notwithstanding that any certificates for the Preferred Shares shall not have been surrendered for conversion, the Preferred Shares evidenced thereby shall be deemed to be no longer issued and outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the rights of the holder (i) to receive the Ordinary Shares to which such holder shall be entitled upon conversion thereof, (ii) to receive the amount of cash payable in respect of any fractional share of Ordinary Shares to which it shall be entitled and (iii) with respect to dividends declared but unpaid on such Preferred Shares prior to such conversion date.

(c)          Mechanics of Conversion. The Company shall give effect to any conversion pursuant to these Articles by any of the following methods (or a combination thereof) and in all such cases the form, manner, timing and execution of the conversion shall, subject to these Articles, occur as set out below:

(i)      In the event the total nominal par value of the shares being converted is equal to the total nominal par value of the shares into which they convert, the Company may, by resolution of the Board of Directors, re-designate shares of a particular class to shares of another class.  Upon the passing of such resolution, each share to be converted shall be re-designated as a share of the class into which it is being converted (with the rights, privileges, terms and obligations of such class) and the converted share shall from that point form part of the class into which it has been converted (and shall cease to form part of the class from which it was converted);

(ii)     The Company may repurchase or redeem the converting shares and, in consideration thereof, then issue appropriate number of shares of the class into which such shares are to be converted. The Board of Directors has the authority (notwithstanding any other provision of these Articles to the contrary) to effect such repurchase or redemption and issue of shares in such manner as it considers appropriate and, in particular, may ascribe such value as it considers appropriate by way of determination of the repurchase or redemption price and issue price.  Shares which are repurchased or redeemed pursuant to this Article are cancelled as a matter of law and shall not be re-issued as shares carrying a conversion right; and

(iii)    The Company may take such other method as may be permitted by law from time to time as the Directors consider to be in the best interests of the Company.

No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares. All Ordinary Shares (including any fractions thereof) issuable upon conversion of Preferred Shares by a holder thereof shall be aggregated for purposes of determining whether the issuance would result in the issuance of any fractional share.  In lieu of any fractional shares to which the holder thereof would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective applicable Conversion Price, unless the payment would amount to less than US$50.00 in aggregate payable to any single converting holder of Preferred Shares in which case such amount will not be distributed but shall be retained for the benefit of the Company.

Before any holder of the Preferred Shares shall be entitled to convert the same into Ordinary Shares and to receive certificates therefore, such holder shall give not less than two (2) business days prior written notice to the Company at such office that it elects to convert the same and surrender the certificate or certificates therefore, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Shares on the expiry of such two (2) business days period; provided, however, that in the event of an Automatic Conversion pursuant to Article 16(b), the issued and outstanding Preferred Shares shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, and provided further that the Company shall not be obligated to issue certificates evidencing the shares of Ordinary Shares issuable upon such Automatic Conversion unless the certificates evidencing such Preferred Shares are either delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen, or destroyed and has delivered to the Company an indemnity by the holder in a form reasonably satisfactory to the Directors.

The Company shall, as soon as practicable after such delivery, or such notification in the case of a lost certificate (subject to an indemnity by the holder in a form reasonably satisfactory to the Directors), issue and deliver at such office to such holder of the Preferred Shares, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional Ordinary Shares.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preferred Shares to be converted, or in the case of Automatic Conversion effected upon closing of a Qualified IPO, on the date of, and immediately prior to, the closing of the Qualified IPO, and the person or persons entitled to receive Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares at such time.  For the avoidance of doubt, no conversion shall prejudice the right of a holder of Preferred Shares to receive dividends and other distributions declared but not paid as at the date of conversion on the Preferred Shares being converted.

17.                   Adjustments to Conversion Price.

(a)              Adjustment for Share Splits and Combinations.  Subject to the Statute and the Articles, if the Company shall at any time, or from time to time, effect a subdivision of the issued and outstanding Ordinary Shares, the Conversion Prices in effect immediately prior to such subdivision shall be proportionately decreased.  Conversely, subject to the Statute and the Articles, if the Company shall at any time, or from time to time, combine the issued and outstanding Ordinary Shares into a smaller number of shares, the Conversion Prices in effect immediately prior to the combination shall be proportionately increased.  Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.  Except to the limited extent in the case of a reverse stock split, combination, consolidation or other similar transaction or the readjustment set out herein, no adjustment of any Conversion Price pursuant to Article 17 shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(b)              Adjustment for Ordinary Share Dividends and Distributions.  If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in additional Ordinary Shares, the Conversion Prices then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(c)               Adjustments for Other Dividends.  If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Ordinary Shares or Ordinary Share Equivalents, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein.

(d)              Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions.  If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Liquidation Event), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(e)               Sale of Shares below the Conversion Price.

(A)                               Adjustment of Conversion Price Upon Issuance of Additional Ordinary Share.

(1)                                             In the event the Company shall at any time after the Series D Issue Date issue Additional Ordinary Share, for a consideration per share less than the applicable Conversion Price of any series of Preferred Shares in effect immediately prior to such issue, then the Conversion Price of such series of Preferred Shares shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) / (A + C).

(2)                                             For purposes of the foregoing formula, the following definitions shall apply:

(a)                                 CP2 shall mean the Conversion Price of such series of Preferred Shares in effect immediately after such issue of Additional Ordinary Share;

(b)                                 CP1 shall mean the Conversion Price of such series of Preferred Shares in effect immediately prior to such issue of Additional Ordinary Share;

(c)                                  “A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue of Additional Ordinary Share, treating for this purpose as outstanding all Ordinary Shares issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Equity Securities (including the Preferred Shares) outstanding (assuming exercise of any outstanding Ordinary Share Equivalents therefor) immediately prior to such issue;

(d)                                 “B” shall mean the number of Ordinary Shares that would have been issued if such Additional Ordinary Share had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(e)                                  “C” shall mean the number of such Additional Ordinary Share issued in such transaction.

For purposes of this Article 17, “Additional Ordinary Share” shall mean all Ordinary Shares issued or deemed to be issued by the Company after the Series D Issue Date other than: (I) up to an aggregate of 36,229,922 Ordinary Shares (and/or options or warrants therefor) (including any of such shares which are repurchased) reserved for the issuance to officers, directors, employees and consultants of the Company pursuant to the ESOP or pursuant to an amendment of the ESOP as may be approved by the Board of Directors (including the affirmative consents or votes of all Investor Directors); (II) the Ordinary Shares issued pursuant to adjustments made to share splits, combinations, subdivisions, recapitalizations or similar events or as a dividend or distribution with respect to the Preferred Shares; (III) the Ordinary Shares issued upon conversion of the Preferred Shares authorized herein, (IV) the Ordinary Shares issued in connection with any bona fide acquisition of the Company, (V) the Ordinary Shares issued pursuant to strategic transactions, entered into for primarily non-equity financing purposes as approved by the Board of Directors (including the affirmative consents or votes of all the Investor Directors), or (VI) pursuant to equipment financing or leasing arrangements or bank financing transactions entered into for primarily non-equity financing purposes as approved by the Board of Directors (including the affirmative consents or votes of all Investor Directors).

(B)                               Determination of Consideration.  For the purpose of making any adjustment to any Conversion Price or the number of Ordinary Shares issuable upon conversion of the Preferred Shares as provided above:

(1)                                             To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

(2)                                             To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof (as determined in good faith by a majority of the Board of Directors, including the affirmative consents or votes of all Investor Directors), as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property;

(3)                                             If Additional Ordinary Shares or Ordinary Share Equivalents exercisable, convertible or exchangeable for Additional Ordinary Shares are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Ordinary Shares or such Ordinary Share Equivalents shall be computed as that portion of the consideration received (as determined in good faith by a majority of the Board of Directors, including the affirmative consents or votes of all Investor Directors) to be allocable to such Additional Ordinary Shares or Ordinary Share Equivalents;

(4)                                             The consideration per share received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to Article 17(f), relating to Ordinary Share Equivalents, shall be determined by dividing

(x)         the total amount, if any, received or receivable by the Company (net of any selling concessions, discounts or commissions) as consideration for the issue of such Ordinary Share Equivalents, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise, conversion or exchange of such Ordinary Share Equivalents, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by,

(y)         the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise, conversion or exchange of such Ordinary Share Equivalents.

(C)                               No Exercise.  If all of the rights to exercise, convert or exchange any Ordinary Share Equivalents shall expire without any of such rights having been exercised, the Conversion Price as adjusted upon the issuance of such Ordinary Share Equivalents shall be readjusted to the Conversion Price which would have been in effect had such adjustment not been made.

(D)                               Other Adjustment Events. As a result of one or more events or circumstances not referred to in this Article 17, if (i) the Majority A Holders reasonably determine that an adjustment should be made to the Series A Conversion Price, (ii) the Majority B Holders reasonably determine that an adjustment should be made to the Series B Conversion Price, (iii) the Majority C Holders reasonably determine that an adjustment should be made to the Series C Conversion Price, or (iv) the Majority D Holders reasonably determine that an adjustment should be made to the Series D Conversion Price, the Company shall request such firm of internationally recognized independent accountants jointly selected by the Company and (w) such Majority A Holders with respect to the Series A Conversion Price, (x) such Majority B Holders with respect to the Series B Conversion Price, (y) such Majority C Holders with respect to the Series C Conversion Price, or (z) such Majority D Holders with respect to the Series D Conversion Price acting as experts, to determine as soon as practicable what adjustment (if any) to the relevant Conversion Price is fair and reasonable to take account thereof and the date on which such adjustment should take effect, and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, the costs, fees and expenses of the accountants selected shall be borne by the Company.

(E)                                Notices Regarding Winding-up. If, at any time when any Preferred Share are issued and outstanding, a notice is given announcing the convening of a meeting of the Members of the Company for the purpose of passing a resolution for the winding up of the Company, the Company forthwith shall give notice to all holders of the Preferred Shares. Each such holder of the Preferred Shares shall be entitled at any time within two (2) weeks after the date on which such resolution for the winding of the Company is passed (but not thereafter) to elect by notice in writing delivered to the Company to be treated as if it had, immediately before the date of the passing of such resolution, exercised its conversion rights in respect of all Preferred Shares of which it is the holder and it shall be entitled to receive an amount equal to the amount which it would have received had it been the holder of Ordinary Shares to which it would have become entitled by virtue of such exercise.

(F)                     No Adjustment. No adjustment of the Conversion Price shall be made in an amount less than US$0.001 per Preferred Share.

(f)           Deemed Issue of Additional Ordinary Shares.

In the event the Company at any time or from time to time after the Series D Issue Date shall issue any Ordinary Share Equivalents or shall fix a record date for the determination of holders of any class or series of shares entitled to receive any such Ordinary Share Equivalent, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to clause (B) of this Article 17(f) below) issuable upon the exercise, conversion or exchange of such Ordinary Share Equivalent, shall be deemed to be Additional Ordinary Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Ordinary Shares shall not be deemed to have been issued unless the issue price per share (determined pursuant to Article 17(e)(B) above) of such Additional Ordinary Shares would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Ordinary Shares are deemed to be issued:

(A)                          no further adjustment in the applicable Conversion Price shall be made upon the subsequent issue of Ordinary Share Equivalents or Ordinary Shares upon the exercise, conversion or exchange of such Ordinary Share Equivalent;

(B)                          if such Ordinary Share Equivalents by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price for each affected series of Preferred Share computed upon the issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(C)                          upon the expiration of any such Ordinary Share Equivalents or any rights of conversion or exchange thereunder which shall not have been exercised, the Conversion Price for each affected series of Preferred Share computed upon the issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(1)                                 in the case of Convertible Securities or Options for Ordinary Shares, the only Additional Ordinary Shares issued were Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

(2)                                 in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Ordinary Shares deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(D)                          no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Conversion Price of any series of Preferred Shares to an amount which exceeds the lower of (i) the Conversion Price for such series of Preferred Shares on the original adjustment date, or (ii) the Conversion Price for such series of Preferred Shares that would have resulted from any issuance of Additional Ordinary Shares between the original adjustment date and such readjustment date; and

(E)                           in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price for any series of Preferred Shares shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (C) above.

18.                                      No Impairment. The Company will not, by amendment of its Memorandum or these Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of the Articles 16 and 17 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Shares against impairment.

19.                                      Certificates as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Article 17, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and furnish to each holder of Preferred Shares subject to such adjustment or readjustment, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of such series of Preferred Shares at such holder’s address as shown in the Company’s books.  The Company shall furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable conversion price then in effect, and (iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of such series of Preferred Shares.

GENERAL CONVERSION PROVISIONS

20.                                      Notices of Record Date.  In the event that the Company shall propose at any time:

(a)                  to declare any dividend or distribution upon its Ordinary Shares or other class or series of  shares, whether in cash, property, stock, or other securities, and whether or not a regular cash dividend;

(b)                  to offer for subscription pro rata to the holders of any additional shares of any class or series or other rights;

(c)                   to effect any reclassification or recapitalization of its Ordinary Shares issued and outstanding involving a change in the Ordinary Shares; or

(d)                  to merge or consolidate with or into any other corporation, or sell, lease, or convey all or substantially all its property, assets or business, or a majority of the capital stock of the Company, or to liquidate, dissolve, or wind up;

then, in connection with each such event, the Company shall send to the holders of Preferred Shares:

(x)                  at least thirty (30) days’ prior written notice of the date on which a record shall be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Ordinary Shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in subparagraphs (c) and (d) of this Article 20; and

(y)                  in the case of the matters referred to in subparagraphs (c) and (d) of this Article 20, at least thirty (30) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Ordinary Shares shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon the occurrence of such event or the record date for the determination of such holders if such record date is earlier).

Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of Preferred Shares at the address for each such holder as shown on the books of the Company.

21.                                      Issue Taxes.  The Company shall pay any and all issue and other taxes (other than income taxes) that may be payable in respect of any issue or allotment of Ordinary Shares on conversion of Preferred Shares pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

22.                                      Reservation of Stock Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of Preferred Shares, such number of Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Company will take such corporate action as may be necessary to increase its authorized but unissued Ordinary Shares to such number as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite Members’ approval of any necessary amendment to its Memorandum and these Articles.

LIEN ON SHARES

23.                                      The Company shall have a first and paramount lien and charge on all shares (not being a fully paid-up share) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

24.                                      The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen (14) days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder or holders for the time being of the share, or the person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy.

25.                                      To give effect to any such sale the Directors may authorize some person to transfer the shares sold to the purchaser thereof.  The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

26.                                      The proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALL ON SHARES

27.                               (a)                                The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms, provided that no call shall be payable at less than one (1) month from the date fixed for the payment of the last preceding call, and each Member shall (subject to receiving at least fourteen (14) days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares.  A call may be revoked or postponed as the Directors may determine.  A call may be made payable by installments.

(b)                                 A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

(c)                                  The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

28.                                      If a sum called in respect of a share is not paid before or on a day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.

29.                                      Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

30.                                      The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

31.                               (a)                        The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) seven per cent per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

(b)                       No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

32.                               (a)                        If a Member fails to pay any call or installment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, installment or payment remains unpaid, give notice requiring payment of so much of the call, installment or payment as is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment.  Such notice shall name a day (not earlier than the expiration of fourteen (14) days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the shares in respect of which such notice was given will be liable to be forfeited.

(b)                       If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.  Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

(c)                        A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

33.                                         A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

34.                                         A certificate in writing under the hand of one Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favor of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

35.                                         The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

REGISTRATION OF EMPOWERING INSTRUMENTS

36.                                         The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

TRANSMISSION OF SHARES

37.                                         In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

38.                               (a)                        Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

(b)                       If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

39.                                         A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company PROVIDED HOWEVER that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety (90) days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION, CHANGE OF LOCATION OF REGISTERED OFFICE & ALTERATION OF CAPITAL

40.                               (a)                        Subject to and in so far as permitted by the provisions of the Statute and these Articles, in particular Articles 74 and 75 and all other Transaction Documents, the Company may from time to time by Ordinary Resolution alter or amend its Memorandum otherwise than with respect to its name and objects and may, without restricting the generality of the foregoing:

(i)                         increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)                      consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)                   by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum;

(iv)                  cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

(b)                       All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

(c)                        Subject to the provisions of the Statute, the Company may by Special Resolution change its name or alter its objects.

(d)                       Without prejudice to Articles 11 and 11A hereof and subject to the provisions of the Statute, the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

(e)                        Subject to the provisions of the Statute, the Directors may change the location of the registered office of the Company.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

41.                                         For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the

Company may provide that the register of Members shall be closed for transfers for a stated period but not to exceed in any case forty (40) days.  If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such register shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

42.                                         In lieu of or apart from closing the register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

43.                                         If the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members.  When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETING

44.                               (a)                        All general meetings other than annual general meeting shall be called extraordinary general meetings.  The Company may hold a general meeting as its annual general meeting but shall not (unless required by the Statute) be obligated to hold an annual general meeting.  The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the registered office on the second Wednesday in December of each year at ten o’clock in the morning.

(b)                       Any matters to be passed on the general meeting of the Company shall be subject to the approval of holders of not less than two thirds (2/3) of all the outstanding shares of the Company, calculated on a fully converted basis.

45.                               (a)                        The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than one-tenth (1/10) of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

(b)                       The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

(c)                        If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

(d)                       A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

46.                                         At least ten (10) days notice shall be given by the Board of Directors of an annual general meeting or any other general meeting to the Members whose names on the date of the notice appear as a shareholder in the register of members of the Company and are entitled to vote at the meeting, unless such notice is waived either before, at, or after such annual or other general meeting (a) in the case of a general meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat or their proxies; and (b) in the case of any other general meeting, by holders of not less than the minimum number of shares required to approve the actions submitted to the Members for approval at such meeting, or their proxies (collectively, the “Required Consenters”).  Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company PROVIDED that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of Article 45 have been complied with, be deemed to have been duly convened if it is so agreed by the Required Consenters.

47.                                         The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

48.                                         A general meeting shall be deemed duly constituted if, at the commencement of and throughout the meeting, there are present in person or by proxy (i) the holders of more than fifty percent (50%) of the issued and outstanding Ordinary Shares, (ii) the Majority Preferred Holders, provided always that if the Company has one Member of record the quorum shall be that one Member present in person or by proxy. No business shall be transacted at any general meeting unless the aforesaid quorum of Members is present at the time when the meeting proceeds to business.

49.                                         A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

50.                                         If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same time and place seven (7) business days later or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within forty-five (45) minutes from the time appointed for the meeting, the Members present shall be a quorum. Other than the business as outlined in the notice to Members, no other business shall be determined at the adjourned meeting.

51.                                         The general meeting of the Company and any Group Company may be held and any Member or shareholder, as the case may be, may participate in such meeting, by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting are capable of hearing each other; and such participation shall be deemed to constitute presence in person at that meeting.

52.                                         The Chairman of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

53.                                         If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their numbers to be Chairman of the meeting.

54.                                         The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

55.                                         At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the Chairman or any other Member present in person or by proxy.

56.                                         Unless a poll be so demanded a declaration by the Chainman that a resolution has on a show of hands been carried, or carded unanimously, or by a particular majority, or lost, and an entry to that effect in the Company’s Minute Book containing the Minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

57.                                         The demand for a poll may be withdrawn.

58.                                         Except as provided in Article 60, if a poll is duly demanded it shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

59.                                         In the case of an equality of votes, whether on a show of hands or on a poll, the Chainman of the general meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

60.                                         A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

VOTES OF MEMBERS

61.                                         Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every Member of record present in person or by proxy at a general meeting shall have one vote and on a poll every Member of record present in person or by proxy shall have one vote for each share registered in his name in the register of Members, unless otherwise provided in Article 62 below.

62.                                         Each Preferred Share shall carry such number of votes as is equal to the number of votes of Ordinary Shares then issuable upon the conversion of such Preferred Shares. The holders of Preferred Shares and the holders of Ordinary Shares shall vote together and not as a separate class, unless otherwise provided in these Articles, the Memorandum, the Shareholders’ Agreement and the applicable Statute.

63.                                         In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

64.                                         A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

65.                                         No Member shall be entitled to vote at any general meeting unless he is registered as a shareholder of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

66.                                         No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

67.                                         On a poll or on a show of hands votes may be given either personally or by proxy.

PROXIES

68.                                         The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Member of the Company.

69.                                         The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the Meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

70.                                         The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

71.                                         A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

72.                                         Any corporation which is a Member of record of the Company may in accordance with its Articles or in the absence of such provision by resolution of its Directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

73.                                         Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of issued and outstanding shares at any given time.

PROTECTIVE PROVISIONS

74.                                         In addition to any other vote or consent required elsewhere in these Articles or by the Statute, the Company shall take all steps necessary to ensure that none of the Group Companies shall directly or indirectly carry out any of the following actions, and no affirmative Board or Members’

resolution shall be adopted to directly or indirectly approve or carry out the same, except with the prior written consents of the Majority Preferred Holders:

(a)                     any action that authorizes, creates, reclassifies or issues any Securities of any class in the Group Company, excluding (a) any issuance of Ordinary Shares upon conversion of Preferred Shares and (b) pursuant to the terms under the ESOP approved by the Board, the issuance or repurchase of such employee equity incentive shares (or options or warrants therefore);

(b)                     any declaration or payment of any dividend or other distribution on any Securities of any class in the Group Company;

(c)                      any redemptions or repurchases of Ordinary Shares, Preferred Shares or any other Securities except for purchases at cost upon termination of service or the exercise by the Company of any contractual rights of first refusal over such shares, or the redemption of any series of Preferred Shares pursuant to the Memorandum and these Articles;

(d)                     consummation of any acquisition transaction of any company, corporation, partnership or any other entity, including the Group Companies;

(e)                      any increase or decrease in the authorized number of any class or series of shares;

(f)                       any adverse change to the rights, preferences, privileges or power, or the restriction provided for the benefit of, any series of Preferred Shares;

(g)                      any change in the maximum number of the members or votes of the Board of Directors and the board of directors of any Subsidiary of the Company not otherwise provided for in the Shareholders’ Agreement, or any change in the manners in which the Directors and/or the directors of any Subsidiary of the Company are appointed;

(h)                     any amendment, modification or change to or of the Certificate of Incorporation of the Company, the Memorandum, these Articles or any constitutional or charter documents of any Group Company;

(i)                         any exclusive licensing of all or substantially all of any Group Company’s intellectual property to a third party;

(j)                        any merger, spin-off, sale, Disposal of, or creation of any Encumbrance over all or substantially all of the assets or goodwill, or any assets or goodwill of any Group Company (including without limitation any Group Company’s interest in any of its Subsidiaries, the intellectual property or business in connection with any of its products or services as may be developed or engaged from time to time) the Disposal of which would have a material effect on the business of such Group Company;

(k)                     the liquidation, dissolution or winding-up of any Group Company;

(l)                         any action resulting in any merger, consolidation, or other corporate reorganization, or any transaction or series of transactions in which in excess of 50% of any Group Company’s voting power is transferred or in which all or substantially all of the assets of any Group Company are sold;

(m)                 approval of or any amendment to the annual budget and business plan of the Group Companies;

(n)                     consummation of a Qualified IPO or an initial public offering;

(o)                     termination of or any material amendment to the Cooperation Documents;

(p)                     transfer of any Ordinary Shares by an Angel Investor (as defined in the Shareholders’ Agreement) to any Person engaging in, directly or indirectly, any business that is in competition with the Business (as defined in the Shareholders’ Agreement); and

(q)                     agree or commit to carry out any of the foregoing actions.

Notwithstanding anything to the contrary contained herein, where any such act listed in clauses (a) through (q) above requires a Special Resolutions of the Members of the Company in accordance with the Statute, and the consent of any of the Majority A Holders, the Majority B Holders, the Majority C Holders or the Majority D Holders has not been obtained, then with respect to such act, the Majority A Holders, the Majority B Holders, the Majority C Holders or the Majority D Holders which vote against such act shall be deemed to have the voting rights equal to all the members who approved or voted in favor of such act, plus one.

75.                                         In addition to any other vote or consent required elsewhere in these Articles or by the Statute, the Company shall not, and the Company shall procure that each of the Group Companies does not, directly or indirectly, carry out any of the following actions, and no affirmative board or members’ resolutions shall be adopted to approve or carry out the same, except with the prior written consents of all Investor Directors:

(a)                     any loan or advance or guarantee for indebtedness, through one transaction or a series of transactions, in excess of US$50,000 in the aggregate in any fiscal year to any Person, including without limitation any employee or director of any Group Company, except for the advances and similar expenditures under the terms of the ESOP as approved by the Board with the affirmative votes of all Investor Directors;

(b)                     any acquisition, purchase or disposal of any business or assets of any Group Companies, through one transaction or a series of transactions, in excess of US$500,000;

(c)                      any equity investment by any Group Company in any other corporation, partnership, trust, joint venture, association or other entity, or the establishment of any brands by any Group Company for any entity other than the Group Companies;

(d)                     any transaction that is outside the ordinary course of business of the Group Companies and having an amount in excess of US$500,000 or involving exclusive relationship;

(e)                      any appointment, removal or replacement of the chief executive officer, chief financial officer, chief operation officer, chief technology officer (if applicable) and any other chief officers of any Group Company (collectively, the “Chief Officers”);

(f)                       any change in compensation of the Chief Officers;

(g)                      any borrowing or other incurrence of indebtedness (including the assumption of contingent liability under any guarantee, surety or indemnity but excluding any trade debts owed or trade credits granted) by any Group Company (in one transaction or a series of related transactions) which is in excess of US$500,000;

(h)                     the adoption of, or any amendment to, or implementation of the ESOP or any other employee equity incentive plans of the Company;

(i)                         the initiation, waiver, compromise, or settlement of any material dispute, claim, litigation or arbitration;

(j)                        any material alteration or change in the principal business of the Group Companies, entry into a new line of business, or existing the Group Company’s existing line of business;

(k)                     any transaction or agreement between (i) any of the Group Companies and (ii) any of the following: (A) any of the Founders, (B) any of the Group Companies’ employees, officers, directors, (C) any shareholders holding more than three percent (3%) of all the issued and outstanding shares of the Company (on an as-converted and fully-diluted basis), or (D) any Affiliate of such Founders, employees, officers, directors or shareholders listed in items (A) to (C) above; and

(l)                         agree or commit to carry out any of the foregoing actions.

75A.                                Notwithstanding any provision to the contrary, the rights, preferences, privileges or power of, or the restriction provided for the benefit of, any Series D Preferred Shares shall not be subordinated and will at all times be at least equal to the rights granted to all other shares of the Company, except with written consent(s) of the holder(s) of at least two-thirds (2/3) of the Series D Preferred Shares. Notwithstanding any provision to the contrary, the rights, preferences, privileges or power of, or the restriction provided for the benefit of, any Series C Preferred Shares shall not be subordinated (except for the subordination to the Series D Preferred Shares) and will at all times be at least equal to the rights granted to all other shares of the Company (except for the Series D Preferred Shares), except with written consent(s) of the holder(s) of at least two-thirds (2/3) of the Series C Preferred Shares. Notwithstanding any provision to the contrary, the rights, preferences, privileges or power of, or the restriction provided for the benefit of, any Series B Preferred Shares shall not be subordinated (except for the subordination to the Series D Preferred Shares and the Series C Preferred Shares) and will at all times be at least equal to the rights granted to all other shares of the Company (except for the Series D Preferred Shares and the Series C Preferred Shares), except with written consent(s) of the holder(s) of at least two-thirds (2/3) of the Series B Preferred Shares. Notwithstanding any provision to the contrary, the rights, preferences, privileges or power of, or the restriction provided for the benefit of, Series A Preferred Shares shall not be subordinated (except for the subordination to the Series D Preferred Shares, the Series C Preferred Shares and the Series B Preferred Shares) and will at all times be at least equal to the rights granted to all other shares of the Company (except for the Series D Preferred Shares, the Series C Preferred Shares and the Series B Preferred Shares), except with written consent(s) of the holder(s) of at least two-thirds (2/3) of the Series A Preferred Shares.

DIRECTORS

76.                                         There shall be a Board of Directors consisting of up to seven (7) persons.

77.                                         All the directors shall be elected by the Members for such term as the Members may determine.

78.                                         The seven (7) directors in the Board of the Company shall be elected in the following manner:

(a)                                 The Majority A Holders shall be entitled to nominate, elect and remove one (1) Director (the “Series A Director”) to the Board and to remove such Director nominated by it and to nominate and elect another person to replace the Director removed.

(b)                                 The Majority B Holders shall be entitled to nominate, elect and remove one (1) Director (the “Series B Director”) to the Board and to remove such Director nominated by such holders and to nominate and elect another person to replace the Director removed.

(c)                                  As long as Sequoia remain the Majority C Holder(s) and/or the Majority D Holder(s), they shall be entitled to nominate, elect and remove one (1) Director (the “Sequoia Director”, collectively with the Series A Director and the Series B Director, the “Investor Directors”, and each, an “Investor Director”) to the Board and to remove such Director nominated by such holders and to nominate and elect another person to replace the Director removed.

(d)                                 The holders of a majority of the then issued and outstanding Ordinary Shares, voting together as a single class, shall have the right to elect, remove from the office and replace four (4) Directors to the Board (the “Ordinary Share Directors”), one of whom shall be the then Chairman of the Company.

79.                                         Each director holds office until his successor takes office or until his earlier death, resignation or removal.

80.                                         For so long as any of YY holds any Series B Preferred Shares or Series D Preferred Shares, YY shall be entitled to designate a representative (an “Observer”) to attend all meetings of the Board and all committees of the Board in a non-voting observer capacity, and to receive concurrently with the Board members all notice of Board meetings (and copies of materials distributed at or in connection with Board meetings); provided that (i) the Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information provided, (ii) the Observer may be excluded from all or any portion of a meeting where the presence of the Observer could reasonably result in (A) the disclosure of trade secrets to a competitor of the Company or any other Group Companies, or (B) the loss of attorney-client privilege in relation to the Company or any other Group Companies, and (iii) the rights of YY and their Observer provided under this Article 80 shall terminate in the event that any of YY or any of its Affiliates is engaged in the business of provision of online English training via Philippine teachers, lecturers or trainers.

81.                                         The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine.  Such remuneration shall be deemed to accrue from day to day.  The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

82.                                         The Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director.  Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

83.                                         A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

84.                                         A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

85.                                         A shareholding qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

86.                                         Subject to these Articles, a Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

87.                                         In addition to any further restrictions set forth in these Articles, no person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established.  Subject to the Shareholders’ Agreement, a Director shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid PROVIDED HOWEVER that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

88.                                         A general notice that a Director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 87 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

89.                                         Each Director (including the Chairman) shall be entitled to one vote for the purpose of any board meeting or written board resolution, except that (i) in the event there are only two (2) Ordinary Share Directors holding office (including the Chairman) at the time of such meeting or resolutions, the Chairman shall be entitled to three (3) votes; and in the event there are only three (3) Ordinary Share Directors holding office (including the Chairman) at the time of such meeting or resolutions, the Chairman shall be entitled to two (2) votes, subject and without prejudice to the provisions under Articles 75.

POWERS AND DUTIES OF DIRECTORS

90.                                         The business of the Company shall be managed in the best interests of the Company by the Directors (or a sole Director if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting required to be exercised by the Company in general meeting PROVIDED HOWEVER that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

91.                                         The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

92.                                         All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

93.                                         The Directors shall cause minutes to be made in books provided for the purpose:

(a)  of all appointments of officers made by the Directors;

(b)  of the names of the Directors (including those represented thereat by proxy) present at each meeting of the Directors and of any committee of the Directors; and

(c)          of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

94.                                         Subject to these Articles, the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

95.                                         Subject to these Articles, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MANAGEMENT

96.                                         Subject to these Articles and the Shareholders’ Agreement:

(a)         The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

(b)         The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

(c)          The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(d)         Any such delegates as aforesaid may be authorized by the Directors to subdelegate all or any of the powers, authorities, and discretions for the time being vested in them.

MANAGING DIRECTORS

97.                                         Subject to these Articles, the Directors (with the consents of all Investor Directors) may, from time to time, appoint one or more of their body to the office of Managing Director for such term and at such remuneration (whether by way of salary, or commission, or participation in profits, or partly in one way and partly in another) as they may think fit but his appointment shall be subject to determination ipso facto if he ceases from any cause to be a Director.

98.                                         Subject to these Articles, the Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

PROCEEDINGS OF DIRECTORS

99.                                         Except as otherwise provided by these Articles, the Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as they think fit, but no less frequent than one (1) meeting each quarter in every fiscal year.  Subject to other provisions in these Articles and the Shareholders’ Agreement, questions arising at any meeting shall be decided by a majority of the votes of the Directors present at a meeting at which there is a quorum.

100.                                  A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors by at least ten (10) business days’ written notice to every Director which notice shall set forth the general nature of the business to be considered unless such notice is waived in writing by all the Directors either at, before or after the meeting is held, PROVIDED THAT the presence of a Director at a meeting shall be deemed to constitute a waiver on his part in respect of such meeting, and PROVIDED FURTHER if the notice is given in person, by cable, telex or telecopy the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organization as the case may be.  The provisions of Article 46 shall apply mutatis mutandis with respect to notices of meetings of Directors.

101.                                  The quorum necessary for the transaction of the business of the Directors shall be five (5) Directors, including all Investor Directors, PROVIDED ALWAYS (i) a Director being considered only one person for this purpose, and (ii) if there shall at any time be only a sole Director the quorum shall be one.  For the purpose of this Article, a proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

102.                                  Subject to Article 75, any resolution of the Board (or any Subsidiary board) must be approved by a majority of the votes entitled by the directors of the Board (or any Subsidiary board) present at a meeting at which there is a quorum in order to be valid.  A resolution signed by all members of the Board of Directors entitled to receive notice of a meeting of the Board of Directors shall be as valid and effectual for all purposes as a resolution of such Directors duly passed at a meeting of the Board duly convened, held and constituted.

103.                                  Subject to Article 101, the continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

104.                                  The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within thirty (30) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

105.                                  Subject to these Articles and the Shareholders’ Agreement, the Directors may delegate any of their powers to committees consisting of such member or members of the Board of Directors as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

106.                                  A committee may meet and adjourn as it thinks proper.  Except as otherwise provided by these Articles, questions arising at any meeting shall be determined by a majority of votes of the members present, and the Chairman shall not have a second or casting vote.

107.                                  All acts done by any meeting of the Directors or of a committee of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director as the case may be.

108.                                  Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

109.                                  (a)                      A Director may be represented at any meetings of the Board of Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

(b)                      The provisions of Articles 68-73 shall mutatis mutandis apply to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

110.                                  The office of a Director shall be vacated:

(a)              if he gives notice in writing to the Company that he resigns the office of Director;

(b)              if he absents himself (without being represented by proxy) from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

(c)               if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)              if he is found a lunatic or becomes of unsound mind.

APPOINTMENT AND REMOVAL OF DIRECTORS

111.                                  A Director can only be removed from the Board of Directors by the party or parties which appointed him as provided in Article 78, unless such director resigns voluntarily or the term of his service expires, in which case the party or parties entitled to appoint such director as provided in Article 78 shall be entitled to nominate a replacement to be appointed by the Board of Directors to fill the vacancy thus created.

112.                                  Directors may only be appointed to and removed from the Board by the relevant Members in accordance with the Shareholders’ Agreement and these Articles, in particular under the circumstances provided in Article 78 of these Articles.

PRESUMPTION OF ASSENT

113.                                  A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

SEAL

114.                                  (a)          The Company may, if the Directors so determine, have a Seal which shall, subject to paragraph (c) hereof, only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

(b)         The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c)          A Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

115.                                  The Company may have a president, a secretary or secretary-treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

116.                                  Subject to the Statute and these Articles, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefor.

117.                                  The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

117A.                         Each holder of the Series D Preferred Shares shall be entitled to receive preferential and non-cumulative dividends at the rate of eight percent (8%) per annum of the Series D Purchase Price for each Series D Preferred Share (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) held by such holder, payable out of funds when and as such funds becomes legally available therefor on parity with each other, prior and in preference to any dividend on any other Shares (including the Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares), provided that, such preferential and non-cumulative dividends shall be payable only when and if any dividend on any share is declared by the Board.

117B.                         After payment of such dividends on Series D Preferred Shares pursuant to Article 117A above, each holder of the Series C Preferred Shares shall be entitled to receive preferential and non-cumulative dividends at the rate of eight percent (8%) per annum of the Series C Purchase Price for each Series C Preferred Share (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) held by such holder, payable out of funds when and as such funds becomes legally available therefor on parity with each other, prior and in preference to any dividend on any other Shares (including the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares), provided that, such preferential and non-cumulative dividends shall be payable only when and if any dividend on any share is declared by the Board.

117C.                         After payment of such dividends on Series D Preferred Shares pursuant to Article 117A above and such dividends on Series C Preferred Shares pursuant to Article 117B above, each holder of the Series B Preferred Shares shall be entitled to receive preferential and non-cumulative dividends at the rate of eight percent (8%) per annum of the Series B Purchase Price for each Series B Preferred Share (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) held by such holder, payable out of funds when and as such funds becomes legally available therefor on parity with each other, prior and in preference to any dividend on any other Shares (including the Series A Preferred Shares and the Ordinary Shares), provided that such dividends shall be payable only when, as, and if declared by the Board.

118.                                  After payment of such dividends on Series D Preferred Shares pursuant to Article 117A above, such dividends on Series C Preferred Shares pursuant to Article 117B above and such dividends on Series B Preferred Shares pursuant to Article 117C above, each holder of the Series A Preferred Shares shall be entitled to receive preferential and non-cumulative dividends at the rate of eight percent (8%) per annum of the Series A Purchase Price for each Series A Preferred Share (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) held by such holder, payable out of funds when and as such funds becomes legally available therefor on parity with each other, prior and in preference to any dividend on any other Shares other than Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares; provided that such dividends shall be payable only when, as, and if declared by the Board.

118A.                        No dividends or other distributions shall be made or declared, whether in cash, in property, or in any other shares of the Company, with respect to any other class or series of Shares of the Company, unless and until dividends have been paid in full on each Preferred Share pursuant to Articles 117A, 117B, 117C, and 118 above. After the payment of the above-mentioned preferential dividends, each Preferred Shareholder shall be entitled to participate in any subsequent distribution among any other Shares (including but not limited to Ordinary Shares) pro rata based on the number of Ordinary Shares held by such holder of the Preferred Shares (calculated on an as-converted basis).

119.                                  Unless and until any dividends or other distributions in like amount have been paid in full on the Preferred Shares (on an as-converted basis), the Company shall not declare, pay or set apart for payment, any dividend and other distributions on any other Shares (including but not limited to Ordinary Shares) or make any payment on account of, or set apart for payment, money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any other Shares or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any other Shares (including but not limited to Ordinary Shares), or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property.

120.                                  Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

121.                                  Subject to these Articles, the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Director may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

122.                                  Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

123.                                  No dividend or distribution shall bear interest against the Company.

CAPITALISATION

124.                                  Subject to these Articles and the Shareholders’ Agreement, the Company may upon the recommendation of the Directors by ordinary resolution (including the affirmative consents or votes of all Investor Directors) authorize the Directors to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

125.                                  The Directors shall cause proper books of account to be kept with respect to:

(a)         all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)         all sales and purchases of goods by the Company; and

(c)          the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

126.                                  Subject to the Shareholders’ Agreement, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorized by the Directors or by the Company in general meeting.

127.                                  The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

128.                                  Subject to Article 75, the Directors (including the affirmative votes of all Investor Directors) may at any time appoint or remove an Auditor or Auditors of the Company who shall hold office for a period specified by the Board of Directors.

129.                                  Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

130.                                  Auditors shall, following their appointment and at any other time during their term of office, upon request of the Directors, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

131.                                  Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex or telecopy to him or to his address as shown in the register of Members, such notice, if mailed, to be forwarded airmail if the address be outside the Cayman

Islands.

132.                                  (a)                       Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and by three (3) days having passed after the letter containing the same is sent as aforesaid.

(b)                       Where a notice is sent by cable, telex, telecopy or electronic message, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organisation and to have been effected on the day the same is sent as aforesaid.

133.                                  A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

134.                                  A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

135.                                  Notice of every general meeting shall be given in any manner hereinbefore authorised to:

(a)                      every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members.

(b)                      every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting; and

(c)                        No other person shall be entitled to receive notices of general meetings.

WINDING UP

136.                                  Subject to the Article 138, if the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute and these Articles, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

137.                                  Subject to the Article 138, if the Company shall be wound up, and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. And, if in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the Members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. This Article is to be without prejudice to the rights of the holders of the Preferred Shares.

LIQUIDATION PREFERENCE

138.                                  If a Liquidation Event occurs, whether voluntarily or involuntarily, the proceeds or assets from such Liquidation Event available for distribution to Members shall be distributed in the following manner:

(a)         Each holder of the Series D Preferred Shares shall be entitled to receive out of the proceeds or assets from such Liquidation Event available for distribution to its Members, prior and in preference to any distribution of any proceeds or assets from such Liquidation Event to the holders of the Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares, the Ordinary Shares and any other class of shares of the Company by reason of their ownership of such shares, the amount equal to 100% of the Series D Purchase Price (as said price may be adjusted for combinations, consolidations, subdivisions, or stock splits or the like), plus all accrued or declared but unpaid dividends and distributions on such Series D Preferred Shares (collectively, the “Series D Preference Amount”).

(b)         After setting aside or paying in full the Series D Preference Amount, each holder of the Series C Preferred Shares shall be entitled to receive out of the proceeds or assets from such Liquidation Event available for distribution to its Members, prior and in preference to any distribution of any proceeds or assets from such Liquidation Event to the holders of the Series B Preferred Shares, the Series A Preferred Shares, the Ordinary Shares and any other class of shares of the Company by reason of their ownership of such shares, the amount equal to 100% of the Series C Purchase Price (as said price may be adjusted for combinations, consolidations, subdivisions, or stock splits or the like), plus all accrued or declared but unpaid dividends and distributions on such Series C Preferred Shares (collectively, the “Series C Preference Amount”).

(c)          After setting aside or paying in full the Series D Preference Amount and the Series C Preference Amount, each holder of the Series B Preferred Shares shall be entitled to receive out of the proceeds or assets from such Liquidation Event available for distribution to its Members, prior and in preference to any distribution of any proceeds or assets from such Liquidation Event to the holders of the Series A Preferred Shares, the Ordinary Shares and any other class of shares of the Company by reason of their ownership of such shares, the amount equal 100% of the Series B Purchase Price (as said price may be adjusted for combinations, consolidations, subdivisions, or stock splits or the like), plus all accrued or declared but unpaid dividends and distributions on such Series B Preferred Shares (collectively, the “Series B Preference Amount”).

(c)          After setting aside or paying in full the Series D Preference Amount, the Series C Preference Amount and the Series B Preference Amount, each holder of the Series A Preferred Shares shall be entitled to receive out of the proceeds or assets from such Liquidation Event available for distribution to its Members, prior and in preference to any distribution of any proceeds or assets from such Liquidation Event to the holders of the Ordinary Shares and any other class of shares of the Company by reason of their ownership of such shares, the amount equal 100% of the Series A Purchase Price (as said price may be adjusted for combinations, consolidations, subdivisions, or stock splits or the like), plus all accrued or declared but unpaid dividends and distributions on such Series A Preferred Shares (collectively, the “Series A Preference Amount”).

(d)         If the assets and surplus funds distributable among the holders of Series D Preferred Shares are insufficient to permit the full payment for the Series D Preference Amount, then the entire proceeds or assets from such Liquidation Event available for distribution to such holders of Series D Preferred Shares shall be distributed ratably among the holders of Series D Preferred Shares in proportion to the number of Series D Preferred Shares owned by each such holder.  If after full distribution of the Series D Preference Amount, the remaining assets and surplus funds distributable among the holders of Series C Preferred Shares are insufficient to permit the full payment for the Series C Preference Amount, then the proceeds or assets from such Liquidation Event available for distribution to such holders shall be distributed ratably among the holders of Series C Preferred Shares in proportion to the number of Series C Preferred Shares owned by each such holder. If after full distribution of the Series D Preference Amount and the Series C Preference Amount, the remaining assets and surplus funds distributable among the holders of Series B Preferred Shares are insufficient to permit the full payment for the Series B Preference Amount, then the proceeds or assets from such Liquidation Event available for distribution to such holders shall be distributed ratably among the holders of Series B Preferred Shares in proportion to the number of Series B Preferred Shares owned by each such holder.  If after full distribution of the Series D Preference Amount, the Series C Preference Amount and the Series B Preference Amount, the remaining assets and surplus funds distributable among the holders of Series A Preferred Shares are insufficient to permit the full payment for the Series A Preference Amount, then the proceeds or assets from such Liquidation Event available for distribution to such holders shall be distributed ratably among the holders of Series A Preferred Shares in proportion to the number of Series A Preferred Shares owned by each such holder.

(e)          After the payment of the Series D Preferred Amount, the Series C Preferred Amount, the Series B Preferred Amount and the Series A Preference Amount have been made pursuant to this Article 138, the remaining assets and funds of the Company available for distribution to Members shall be distributed pro rata among all the holders of Preferred Shares (on an as if converted basis) and Ordinary Shares.

For purposes of this Article 138, the Majority Preferred Holders may collectively waive the treatment of a transaction as a Liquidation Event.

(d)                                 Amount Deemed Paid or Distributed.

The amount deemed paid or distributed to the shareholders of the Company upon any such Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Company or the acquiring Person.  If the amount deemed paid or distributed under this Article 138 is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined in good faith by the Board (including all Investor Directors). Any securities not subjected to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)                                     If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)                                  If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)                               If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board (including all Investor Directors).

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board (including all Investor Directors), or by a liquidator if one is appointed.

The Majority A Holders, the Majority B Holders, the Majority C Holders, or the Majority D Holders shall have the right to challenge any determination by the Board of fair market value pursuant to this Article 138(d), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board (including all Investor Directors) and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

INDEMNITY

139.                                  The Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or default respectively and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or default of such Director, Officer or trustee.

To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall not be personally liable to the Company or its Members for monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default respectively.

FINANCIAL YEAR

140.                                  Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31st in each year and, following the year of incorporation, shall begin on January 1st in each year.

AMENDMENTS OF ARTICLES

141.                                  Subject to the Statute and these Articles, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

TRANSFER BY WAY OF CONTINUATION

142.                           If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

CORPORATE OPPORTUNITY

143.                           The Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, or in being informed about, an Excluded Opportunity.  An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of any holder of Preferred Shares or any affiliate, partner, member, director, stockholder, employee, agent or other related person of any such holder, other than someone who is an employee of the Company or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and exclusively in such Covered Person’s capacity as a director of the Company.